FILING #0005078388 PG 01 OF 03 VOL B-01923
FILED 03/31/2014 10:00 AM PAGE 00425
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

State of Connecticut
Certificate of Conversion
From a Corporation to a
Limited Liability Company pursuant to
CT GEN STAT § 34-635 (2012)

1. The jurisdiction where the Corporation first formed is Connecticut.

2. The jurisdiction immediately prior to filing this Certificate is Connecticut.

3. The date the Corporation first formed is September 23, 1954.

4. The name of the converting Corporation immediately prior to filing this Certificate is HARCO LABORATORIES, INCORPORATED.

5. The name of the converted Limited Liability Company as set forth in the Articles of Organization is HARCO LLC.

6. The plan of conversion was approved in accordance with Part IV of Chapter 616 of the Connecticut General Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 31st Day of March, A.D. 2014.

HARCO LABORATORIES, INCORPORATED

By: [signature]
Gregory Rufus, Authorized Person

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470
DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106
PHONE: 860-509-6003 WEBSITE: www.concord-sots.ct.gov

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY - DOMESTIC

C.G.S. §§34-120; 34-121

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 8 1/2 X 11 SHEETS IF NECESSARY.

FILING PARTY *(CONFIRMATION WILL BE SENT TO THIS ADDRESS)*:
NAME:
ADDRESS:
CITY:
STATE: ZIP: 186 Cedar Street

FILING FEE: $120
MAKE CHECKS PAYABLE TO "SECRETARY OF THE STATE"

1. NAME OF LIMITED LIABILITY COMPANY - REQUIRED: (MUST INCLUDE BUSINESS DESIGNATION I.E. LLC, L.L.C., ETC.)

HARCO LLC

2. DESCRIPTION OF BUSINESS TO BE TRANSACTED OR PURPOSE TO BE PROMOTED - REQUIRED:
ATTACH 8 1/2 X 11 SHEETS IF NECESSARY.

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be formed under the Connecticut Limited Liability Company Act.

3. LLC'S PRINCIPAL OFFICE ADDRESS - REQUIRED: *(NO P.O. BOX)* PROVIDE FULL ADDRESS. "SAME AS ABOVE" NOT ACCEPTABLE.
ADDRESS: 186 Cedar Street
CITY: Branford
STATE: CT ZIP: 06405

4. MAILING ADDRESS, IF DIFFERENT THAN #3: PROVIDE FULL ADDRESS. "SAME AS ABOVE" NOT ACCEPTABLE.
ADDRESS: 1301 E. 9th Street, Suite 3000
CITY: Cleveland
STATE: OH ZIP: 44114

5. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS - REQUIRED: *(COMPLETE A OR B NOT BOTH)*

☐ **A. IF AGENT IS AN INDIVIDUAL.**
PRINT OR TYPE FULL LEGAL NAME:

BUSINESS ADDRESS *(P.O. BOX NOT ACCEPTABLE) IF NONE, MUST STATE "NONE"*	CONNECTICUT RESIDENCE ADDRESS *(P.O. BOX NOT ACCEPTABLE)*
ADDRESS:	ADDRESS:
CITY:	CITY:
STATE:	STATE:
ZIP:	ZIP:

SIGNATURE ACCEPTING APPOINTMENT:

☒ B. IF AGENT IS A BUSINESS:
PRINT OR TYPE NAME OF BUSINESS AS IT APPEARS ON OUR RECORDS:

C T Corporation System

CT BUSINESS ADDRESS *(P.O.BOX UNACCEPTABLE)*

ADDRESS: One Corporate Center

CITY: Hartford

STATE: Connecticut

ZIP: 06103-3220

SIGNATURE ACCEPTING APPOINTMENT ON BEHALF OF AGENT:

Renee C [signature] Renee Cruz, Asst. Secretary

PRINT NAME & TITLE OF PERSON SIGNING:

6. MANAGER OR MEMBER INFORMATION-REQUIRED: *(MUST LIST AT LEAST ONE MANAGER OR MEMBER OF THE LLC.) ATTACH 81/2 X 11 SHEETS IF NECESSARY.*

NAME	TITLE	BUSINESS ADDRESS (No. P.O Box) *IF NONE, MUST STATE "NONE"*	RESIDENCE ADDRESS: (No. P.O Box)
TransDigm Inc.	Sole Member	1301 E.9th St. Ste 3000 Cleveland, OH 44114	N/A

7. MANAGEMENT - PLACE A CHECK NEXT TO THE FOLLOWING STATEMENT ONLY IF IT APPLIES

☐ MANAGEMENT OF THE LIMITED LIABILITY COMPANY SHALL BE VESTED IN A MANAGER OR MANAGERS

8. EXECUTION: *(SUBJECT TO PENALTY OF FALSE STATEMENT)*

DATED THIS 31st DAY OF March , 20 14

NAME OF ORGANIZER (PRINT OR TYPE)	SIGNATURE
Harco Laboratories, Incorporated converting entity Gregory Rufus, Authorized Person	[signature]

AN ANNUAL REPORT WILL BE DUE YEARLY IN THE ANNIVERSARY MONTH THAT THE ENTITY WAS FORMED/REGISTERED AND CAN BE EASILY FILED ONLINE @ www.concord-sots.ct.gov
CONTACT YOUR TAX ADVISOR OR THE TAXPAYER SERVICE CENTER AT THE DEPARTMENT OF REVENUE SERVICES AS TO ANY POTENTIAL TAX LIABILITY RELATING TO YOUR BUSINESS, INCLUDING QUESTIONS ABOUT THE BUSINESS ENTITY TAX.
TAX PAYER SERVICE CENTER: (800) 382-9463 OR (860) 297-5962 OR GO TO www.ct.gov/drs

SECRETARY OF THE STATE OF CONNECTICUT
MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470
DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106
PHONE: 860-509-6003 WEBSITE: www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT
Limited Liability Company-DOMESTIC

C.G.S. §§34-247a; 34-247b

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 8½ X

FILING #0006257624 PG 01 OF 01 VOL B-02582
FILED 10/10/2018 04:00 PM PAGE 00290
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

FILING PARTY *(CONFIRMATION WILL BE SENT TO THIS ADDRE*

NAME:

MAILING ADDRESS:

CITY:

STATE: ZIP:

OF THE STATE*

1. NAME OF LIMITED LIABILITY COMPANY - REQUIRED: *(MUST MATCH OUR CURRENT RECORDS EXACTLY WITH DESIGNATION SUCH AS L.L.C., LLC, ETC.)*

HARCO LLC

2. THE LIMITED LIABILITY COMPANY'S CERTIFICATE OF ORGANIZATION IS (CHECK A, B, C OR D) - REQUIRED:

☒ **A. AMENDED, NAME ONLY:** HarcoSemco LLC
(SPECIFY NEW NAME. MUST INCLUDE BUSINESS DESIGNATION SUCH AS: L.L.C., LLC, ETC.)

☐ **B. AMENDED:** ANY AMENDMENTS TO THE CERTIFICATE OF ORGANIZATION.

☐ **C. AMENDED AND RESTATED:** PROVIDE THE TEXT OF EACH AMENDMENT AND ATTACH A COMPLETE RESTATEMENT OF THE LIMITED LIABILITY COMPANY'S CERTIFICATE OF ORGANIZATION.

☐ **D. RESTATED:** INTEGRATION OF ALL PREVIOUS AMENDMENTS TO THE CERTIFICATE OF ORGANIZATION INTO ONE DOCUMENT. ATTACH A COMPLETE RESTATEMENT OF THE LLC'S CERTIFICATE OF ORGANIZATION.

3. FULL TEXT OF EACH AMENDMENT - REQUIRED IF 2B OR 2C IS CHECKED:
(NOTE: IF YOU ARE AMENDING THE BUSINESS NAME ONLY,COMPLETE SECTION 2A AND YOU MAY LEAVE THIS SECTION BLANK.)

4. EXECUTION - REQUIRED: *(SUBJECT TO PENALTY OF FALSE STATEMENT)*

DATE (MM/DD/YYYY) 09/25/2018

NAME OF SIGNATORY (print/type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
Halle F. Terrion	Authorized Person	[signature]

Rev. 7/2017